Exhibit 99.1

Cambium Networks Announces Preliminary Second Quarter 2020 Revenues and Reporting Date

Revenues and Net Income Above High-end of Previous Outlook

ROLLING MEADOWS, IL, July 8, 2020 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced preliminary unaudited revenues for the second quarter 2020 ended June 30, 2020 and plans to report financial results on Tuesday, August 11, 2020.

Cambium Networks now expects GAAP revenues of approximately $61 million, above the high-end of the previous outlook of $51-$56 million provided on May 12, 2020. The increased outlook reflects better than anticipated demand for both fixed wireless broadband products and cloud powered enterprise Wi-Fi solutions. The higher demand is primarily due to service providers scaling networks due to requests for increased capacity and better than anticipated field deployments. Cash is expected to be approximately $37 million which includes a paydown of $10.0 million on the revolving credit facility. Net income is expected to be above the high-end of the previous GAAP and non-GAAP ranges.

There will not be a conference call in conjunction with this press release. Cambium Networks will host a live webcast and conference call to discuss its second quarter 2020 financial results at 4:30 p.m. ET, August 11, 2020. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1 (470) 495-9483 for international callers,  referencing conference ID number 4078031. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year.

A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1 (855) 859-2056 in the U.S. or Canada and +1 (404) 537-3406 for international callers, using the conference ID number 4078031.

About Cambium Networks

Cambium Networks empowers millions of people with wireless connectivity worldwide. Its wireless portfolio is used by commercial and government network operators as well as broadband service providers to connect people, places and things. With a single network architecture spanning fixed wireless and Wi-Fi, Cambium Networks enables operators to achieve maximum performance with minimal spectrum. End-to-end cloud management transforms networks into dynamic environments that evolve to meet changing needs with minimal physical human intervention. Cambium Networks empowers a growing ecosystem of partners who design and deliver gigabit wireless solutions that just work.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, and business strategy and plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our reports filed with the Securities and Exchange Commission including our annual report on Form 10-K filed on March 23, 2020 and our quarterly report on Form 10-Q filed on May 13, 2020. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com